Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 3 TO PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 3 TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of August 4, 2023, is entered into by and among AIT RECEIVABLES, LLC (“AIT Receivables”), as buyer under the Purchase and Sale Agreement (as defined below) (in such capacity, together with its successors and permitted assigns in such capacity, the “Buyer”), APPLIED INDUSTRIAL TECHNOLOGIES, INC. (“Applied Industrial”), as servicer under the Receivables Financing Agreement (as defined below) (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”) and as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”), APPLIED INDUSTRIAL TECHNOLOGIES - CA LLC (“Applied - CA”), as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”), APPLIED INDUSTRIAL TECHNOLOGIES - DIXIE, INC. (“Applied - Dixie”), as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”), APPLIED INDUSTRIAL TECHNOLOGIES - PA LLC (“Applied -- PA”), as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”), APPLIED MAINTENANCE SUPPLIES & SOLUTIONS, LLC (“Applied Maintenance”), as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”), FCX PERFORMANCE, INC. (“FCX”), as an originator under the Purchase and Sale Agreement (in such capacity, together with its successors and permitted assigns in such capacity, an “Originator”) and acknowledged and agreed to by PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent and as group agent for the PNC Group under the Receivables Financing Agreement (in such capacities, together with its successors and permitted assigns in such capacities, the “Administrative Agent” and a “Group Agent”, respectively) and by REGIONS BANK (“Regions”), as group agent for the Regions Group under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, a “Group Agent”).

BACKGROUND

WHEREAS, AIT Receivables, as the borrower, the Servicer, the Lenders, the Group Agents, the Administrative Agent, and, solely with respect to Section 10.10 thereof, PNC Capital Markets LLC (the “Structuring Agent”), entered into the Receivables Financing Agreement as of August 31, 2018 (as amended by the Amendment No. 1 to Receivables Financing Agreement and Reaffirmation of Performance Guaranty, dated as of March 26, 2021, the Amendment No. 2 to Receivables Financing Agreement and Reaffirmation of Performance Guaranty, dated as of May 12, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”);

WHEREAS, the Buyer, the Servicer and the Originators entered into the Purchase and Sale Agreement as of August 31, 2018 (as amended by the Amendment No. 1 to Purchase and Sale Agreement and Reaffirmation of Performance Guaranty, dated as of November 19, 2018, the Amendment No. 2 to Purchase and Sale Agreement, dated as of March 26, 2021, the “Original Purchase and Sale Agreement”; as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”); and

WHEREAS, the parties hereto wish to amend the Original Purchase and Sale Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Original Purchase and Sale Agreement.

SECTION 2. Amendments to Original Purchase and Sale Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, the Original Purchase and Sale Agreement is hereby amended as follows:

(a) Section 8.1(g) of the Original Purchase and Sale Agreement is hereby deleted in its entirety and replaced with the following:

“(g)any Originator or any of its Subsidiaries, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least fifty million dollars ($50,000,000) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); or”.

(b) Section 8.1(k) of the Original Purchase and Sale Agreement is hereby deleted in its entirety and replaced with the following:

“(k) one or more judgments or decrees shall be entered against any Originator or any of its Affiliates of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days, and the aggregate amount of all such judgments equals or exceeds fifty million dollars ($50,000,000).”.

SECTION 3. Representations, Warranties and Enforceability. Each of the Originators hereby represents and warrants to the Buyer, as applicable, as of the date hereof with respect to itself, as follows:(a) the representations and warranties of it contained in Article V of the Purchase and Sale Agreement are true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case, such representations and warranties shall be true and correct as made) on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualification, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;

(b) no event has occurred and is continuing, or would result immediately after giving effect to this Amendment, that constitutes a Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, as set forth in Section 8.1 of the Purchase and Sale Agreement; and

(c) (i) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and the Purchase and Sale Agreement are within its organizational powers and have been duly authorized by all necessary action on its part and (ii) this Amendment and the Purchase and Sale Agreement are its valid and legally binding obligations, enforceable in accordance with their respective terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) The Administrative Agent shall have received a fully executed counterpart of (i) this Amendment, (ii) the Amendment No. 3 to Receivables Financing Agreement and Reaffirmation of Guaranty, dated as of the date hereof, by and among AIT Receivables, as the borrower, the Servicer, PNC, as the Administrative Agent, as a Group Agent and as a Committed Lender, and Regions, as a Group Agent and as a Committed Lender, the various other Lenders and Group Agents from time to time party to the Receivables Financing Agreement, and acknowledged and agreed to by the Structuring Agent, and acknowledged and reaffirmed by, with respect to Section 11 thereof, Applied Industrial, as the performance guarantor and (iii) the Second Amended and Restated Fee Letter, dated as of the date hereof, by and among the Administrative Agent, the Group Agents, the Lenders and the Structuring Agent, and acknowledged and agreed to by AIT Receivables, as the borrower, (collectively, the “Amendment Documents”).

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall have reasonably requested on or prior to the date hereof.

(c) PNC, as the Administrative Agent, as a Committed Lender and as the Group Agent for the PNC Group (or the Structuring Agent on behalf of PNC, as applicable), and Regions, as a Lender and as the Group Agent for the Regions Group, in each case, under the Receivables Financing Agreement, as applicable, shall have received all fees and other amounts due and payable to it under the Transaction Documents and in connection with the Amendment Documents on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Buyer agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(d) No Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, as set forth in Section 8.1 of the Purchase and Sale Agreement, shall have occurred and be continuing.

SECTION 5. Amendment. The Buyer, the Servicer and the Originators hereby agree that the provisions and effectiveness of this Amendment shall apply to the Original Purchase and Sale Agreement as of the date hereof. Except as amended by this Amendment, the Original Purchase and Sale Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 7. Captions. The headings of the Sections of this Amendment are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

SECTION 8. Successors and permitted assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Buyer, the Servicer and the Originators and their respective successors and permitted assigns.

SECTION 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Governing Law and Jurisdiction. The provisions of the Purchase and Sale Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

AIT RECEIVABLES LLC, as the Buyer

By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

APPLIED INDUSTRIAL TECHNOLOGIES, INC., as the Servicer and as an Originator

By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

By:	/s/ Jon S. Ploetz
Name:	Jon S. Ploetz
Title:	Vice President – General Counsel & Secretary

APPLIED INDUSTRIAL TECHNOLOGIES - CA LLC, as an Originator

By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

APPLIED INDUSTRIAL TECHNOLOGIES - DIXIE, INC., as an Originator

Amendment No. 3 to PSA (AIT)
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By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

APPLIED INDUSTRIAL TECHNOLOGIES — PA LLC, as an Originator

By: Applied Industrial Technologies, Inc., its sole member

By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

APPLIED MAINTENANCE SUPPLIES & SOLUTIONS, LLC, as an Originator

By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

FCX PERFORMANCE, INC., as an Originator

By:	/s/ David K. Wells
Name:	David K. Wells
Title:	Vice President – Chief Financial Officer & Treasurer

Amendment No. 3 to PSA (AIT)
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Acknowledged and agreed to by, as of the date first written above:

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Deric Bradford
Name:	Deric Bradford
Title:	Senior Vice President

Amendment No. 3 to PSA (AIT)
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Acknowledged and agreed to by, as of the date first written above:

PNC BANK, NATIONAL ASSOCIATION, as the Group Agent for the PNC Group

By:	/s/ Deric Bradford
Name:	Deric Bradford
Title:	Senior Vice President

Amendment No. 3 to PSA (AIT)
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Acknowledged and agreed to by, as of the date first written above:

REGIONS BANK as the Group Agent for the Regions Group

By:	/s/ James Barwis
Name:	James Barwis
Title:	Managing Director

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